Power of Attorney Each of the undersigned hereby appoints (i) the Executive Vice President, General Counsel and Secretary of Nordstrom, Inc. (currently Ann Munson Steines), and (ii) the Assistant Secretary of Nordstrom, Inc. (currently Brian DeFoe) his or her true and lawful attorney-in-fact (each an “Appointee” and, collectively, the “Appointees”) to: (1) execute on his or her behalf, in his or her capacity as an officer and/or director of Nordstrom, Inc. (the “Company”), Forms 3, 4 and 5 and Form ID (collectively, the “Filings”) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts on his or her behalf which may be necessary or desirable to complete and execute the Filings and any amendments to the Filings, and to timely submit such Filings to the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the Filings which, in the opinion of such Appointee, may be in the undersigned’s best interest or may be legally required by him or her, it being understood that the documents executed by an Appointee on the undersigned’s behalf shall be in such form and shall contain such terms and conditions as such Appointee may approve in the Appointee’s discretion. Each of the undersigned hereby grants to each Appointee full power and authority to do and perform each and every act and thing whatsoever that the Appointee, in the Appointee’s discretion, may believe to be necessary or proper in the exercise of any of the rights and powers granted under this Power of Attorney, as fully as the undersigned might or could do if he or she were personally present. Each of the undersigned hereby grants each Appointee full power of substitution or revocation with respect to this appointment, and ratifies and confirms all that such Appointee, or such Appointee’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted under this Power of Attorney. Each of the undersigned acknowledges that each Appointee, in serving in such capacity at his or her request, is not assuming, nor is the Company assuming, any of his or her responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Each of the undersigned agrees to hold harmless the Company and the Appointees for the performance of the foregoing actions in the exercise of any rights and powers herein granted. This Power of Attorney shall remain in full force and effect with respect to each undersigned individual until he or she is no longer required to submit Filings with respect to holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Appointees and the Company.